Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated January 10, 2003, with respect to the combined financial statements of Platinum Propane Holding, L.L.C. and subsidiaries and Ark Holding Company LLC and subsidiaries included in this Current Report on Form 8-K/A filed February 5, 2003, of Blue Rhino Corporation (the “Company”) and to the incorporation by reference of our report dated January 10, 2003, in the following:

•	Form S-8 (No. 333-80909) pertaining to the Company’s Amended and Restated Stock Option Plan for Non-Employee Directors;

•	Form S-8 (No. 333-60366) pertaining to the Company’s Amended and Restated Stock Option Plan for Non-Employee Directors, as amended;

•	Form S-8 (No. 333-80907) pertaining to the Company’s 1994 Stock Incentive Plan;

•	Form S-8 (No. 333-83262) pertaining to the Company’s 1998 Stock Incentive Plan;

•	Form S-8 (No. 333-80911) pertaining to the Company’s 1998 Stock Incentive Plan;

•	Form S-8 (No. 333-60368) pertaining to the Company’s 1998 Stock Incentive Plan, as amended;

•	Form S-8 (No. 333-102394) pertaining to the Company’s 1998 Stock Incentive Plan, as amended;

•	Form S-8 (No. 333-94039) pertaining to the Company’s Employee Stock Purchase Plan; and

•	Forms S-3 (Nos. 333-46540, 333-65015, 333-69790, 333-86798, 333-90897, 333-96593, and 333-102393).

/s/ Daniel Professional Group, Inc.

Winston-Salem, North Carolina
February 5, 2003